SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12.


                         Quaker Chemical Corporation
  ---------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


                         Quaker Chemical Corporation
  ---------------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:


     ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:


     ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Footnote-1)


     ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:


     ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:


     ------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:


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     3)  Filing Party:


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     4)  Date Filed:


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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                         QUAKER CHEMICAL CORPORATION
                             ELM AND LEE STREETS
                      CONSHOHOCKEN, PENNSYLVANIA 19428

                                 ----------

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 ----------

To the Shareholders of Quaker Chemical Corporation:

    Notice is hereby given that the Annual Meeting of Shareholders of Quaker Chemical Corporation ("Company") will be held in Salon A and B, Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, on Wednesday, May 4, 1994, at 10:30 A.M., local time, for the following purposes:

         1. To elect five (5) Class II Directors, each to serve for three years and until his respective successor is elected and qualified;

         2. To consider and act upon ratifying the appointment of Price Waterhouse as the Company's independent accountants for the year 1994; and

         3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on March 18, 1994 are entitled to notice of and to vote at the Meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                       By Order of the Board of Directors,


                                                   KARL H. SPAETH
                                                   Karl H. Spaeth
                                           Vice President and Secretary

Dated: March 31, 1994

                       QUAKER CHEMICAL CORPORATION

                                ----------

                             PROXY STATEMENT

                                ----------

    The solicitation of the accompanying Proxy is made by and on behalf of the Board of Directors of Quaker Chemical Corporation, a Pennsylvania corporation ("Company"), whose principal executive offices are located at Elm and Lee Streets, Conshohocken, Pennsylvania 19428, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 4, 1994 and at any adjournments thereof. The meeting will be held in Salon A and B, Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 at 10:30 A.M., local time. The approximate date on which this Proxy Statement and the accompanying form of Proxy will first be sent or given to shareholders is March 31, 1994. Any shareholder executing and delivering the accompanying Proxy has the power to revoke it at any time prior to its use by giving notice of its revocation to the Secretary of the Company.

    The Company will bear the cost of the solicitation of Proxies. Proxies will be solicited by mail, telephone, facsimile, and personal contact by certain officers and regular employees of the Company. The Company will, upon the request of record holders, pay reasonable expenses incurred by record holders who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and the Company's Annual Report to shareholders to any beneficial holder of the Common Stock they hold of record.

    Proxies in the accompanying form which are properly executed, returned to the Company, and not revoked will be voted in accordance with the instructions thereon, or, in the absence of specific instruction, will be voted for the election of all five (5) of the nominees named therein and for ratification of the appointment of Price Waterhouse as the Company's independent accountants for the year 1994.

    As of March 18, 1994, the outstanding voting securities of the Company consisted of 9,255,506 shares of Common Stock, $1.00 par value ("Common Stock"). As more specifically provided in Article 5 of the Company's Articles of Incorporation, shareholders who, as of March 18, 1994, held shares of the Company's Common Stock beneficially owned since March 1, 1991 are entitled to cast 10 votes for each such share. Holders of shares the beneficial ownership of which was acquired after March 1, 1991 are entitled to cast 1 vote per share, subject to certain exceptions described in Exhibit A hereto. Based on the information available to the Company on March 18, 1994, the holders of 3,234,028 shares of Common Stock will be entitled to cast 10 votes with respect to each such share, and the holders of 6,021,478 shares of Common Stock, including, but not limited to, those shares held in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company, or other nominee which have been presumed to have been acquired by the beneficial owner subsequent to March 1, 1991 in accordance with the terms and conditions of Article 5 of the Company's Articles of Incorporation, will be entitled to cast 1 vote with respect to each such share, representing an aggregate of 38,361,758 votes. The aforementioned presumption that a share is entitled to 1 vote rather than 10 is rebuttable upon presentation to the Company of written evidence to the contrary, in accordance with the procedures established by the Company and described in Exhibit A hereto. The effect of rebutting the foregoing presumption will be to increase the number of votes that may be cast at the meeting. Depending on the number of shares with respect to which the aforementioned presumption is rebutted, the total number of votes that may be cast at the meeting could be increased to as many as 92,555,060. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purpose of considering such matter. Abstentions, and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote, will be counted only for purposes of determining whether a quorum is present at the meeting and, thus, will have the effect of a vote to "Withhold Authority" in the election of directors or as an "Against" vote on all other matters included in the Proxy.

    Only shareholders of record at the close of business on March 18, 1994 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

    The following table sets forth information, as of March 18, 1994, with respect to persons known to the Company to be the beneficial owners of more than five percent of its Common Stock (its only class of outstanding equity securities). Peter A. Benoliel, Quest Advisory Corp., and Quest Management Company have sole voting and dispositive power over the outstanding Common Stock listed opposite their names. Invista Capital Management, Inc. has shared power to vote and sole dispositive power over the Common Stock listed opposite its name.

                                     NUMBER
                                    OF SHARES      PERCENT       NUMBER
NAME AND ADDRESS                    OWNED(1)     OF CLASS(2)    OF VOTES
- ----------------                    ---------    -----------    --------
Peter A. Benoliel                   666,403(3)       7.2      5,803,531
  130 Cornwall Lane
  St. Davids, PA 19087

Quest Advisory Corp. and            620,114(4)       6.7        620,114(4)
Quest Management Company
  1414 Avenue of the Americas
  New York, N.Y. 10019

Invista Capital Management, Inc.    534,600(4)       5.8        534,600(4)
  601 Locust, Suite 1150
  Des Moines, IA 50309

- ----------
(1) Based upon information contained in filings made by the named person with the Securities and Exchange Commission.
(2) Based upon 9,255,506 shares outstanding.
(3) Includes 56,367 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
(4) These shares, which are held in street name, are presumed under Article 5 of the Company's Articles of Incorporation to be entitled to one (1) vote per share. Each such share for which the aforementioned presumption is rebutted in accordance with applicable procedures shall be entitled to ten (10) votes per share or up to an aggregate of 6,201,140 votes in the case of Quest Advisory Corp. and Quest Management Company, and 5,346,000 votes in the case of Invista Capital Management, Inc.

DIRECTORS AND OFFICERS

    The following table sets forth information, as of March 18, 1994, with respect to beneficial ownership of the Company's Common Stock by each director, each nominee for director, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group. Each director, nominee, and executive officer has sole voting and dispositive power over the Common Stock listed opposite his name.

                                  NUMBER
                                 OF SHARES      PERCENT      NUMBER OF
      NAME                       OWNED(1)      OF CLASS(2)     VOTES
      ----                       ---------     ------------  ---------
Peter A. Benoliel                666,403(3)       7.2        5,803,531
Joseph B. Anderson, Jr.              100           --              100
Patricia C. Barron                   160(4)        --            1,500
William L. Batchelor             217,277          2.4        2,172,770
Lennox K. Black                      750           --            7,500
Edwin J. Delattre                    125           --              800
Francis J. Dunleavy                3,000           --           30,000
Robert P. Hauptfuhrer              7,200           --           72,000
Frederick Heldring                 7,800(5)        --           78,000
Sigismundus W. W. Lubsen         132,789(6)       1.4          115,983
Ronald J. Naples                     150           --            1,500
Alex Satinsky                      1,500           --           15,000
D. Robert Yarnall, Jr.             4,927           --           49,270
Marcus C. J. Meijer               46,000(7)        --            1,550
John E. Burrows, Jr.              49,647(8)        --              647
Ira R. Dolich                     56,873(9)        --           94,260
All directors and executive
officers as a group
(20 persons)                   1,329,535(10)     14.4(10)    8,469,748(11)
- ----------
 (1) Does not include an aggregate of 1,890 shares held of record by the spouses of directors and executive officers.
 (2) Based upon 9,255,506 shares outstanding. The percentage is less than 1%, except as otherwise indicated.
 (3) Includes 56,367 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
 (4) Includes 10 shares held in an indirect trust account for child.
 (5) Includes 6,600 shares held jointly with his wife.
 (6) Includes 103,440 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date plus 3,186 shares held in a trust account for children.
 (7) Includes 44,450 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
 (8) Includes 49,000 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date plus 53 shares held in a trust account for a child.
 (9) Includes 46,988 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
(10) Includes 362,754 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date. Also includes 6,600 shares held jointly with a spouse and 3,249 shares held in trust accounts for children of officers and directors.
(11) Represents 22.1% of all votes entitled to be cast at the meeting, based on information available on March 18, 1994.

    Based solely (i) on the Company's review of certain reports filed with the Securities and Exchange Commission ("SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and (ii) written representations of the Company's officers and directors, the Company believes that all of such reports were filed on a timely basis, except for one filing on Form 4 covering one transaction each for Mr. Benoliel and Mr. Delattre.

                          ELECTION OF DIRECTORS

    The Articles of Incorporation, as amended, provide that the Company shall have a Board of Directors that is divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. One class shall be elected each year to serve as directors for a term of three (3) years. Directors elected to fill vacancies and newly created directorships will be elected to serve for the balance of the term of the Class to which they are elected. At the present time, there are thirteen (13) directors including four (4) Class I Directors, five (5) Class II Directors, and four (4) Class III Directors. Five (5) Class II Directors are to be elected at the Meeting, with each member to serve a three (3) year term expiring in 1997 and until his successor is elected and qualified.

    The Proxies will be voted in accordance with the instructions set forth therein, and proxies for which no contrary instructions are given will be voted for the Class II nominees, Lennox K. Black, Robert P. Hauptfuhrer, Frederick Heldring, Ronald J. Naples, and Alex Satinsky. Each of the nominees is presently serving as a director of the Company, having been so elected by the shareholders at the Annual Meeting held on May 1, 1991. If any nominee withdraws or otherwise becomes unable to serve, which is not anticipated, the Proxies will be voted for a substitute nominee who will be designated by the Board of Directors. The following table sets forth information concerning the nominees and the Company's directors who will continue to serve in that capacity following the Meeting:

                           FIRST BECAME        PRINCIPAL OCCUPATION FOR
     NAME AND (AGE)         A DIRECTOR            THE PAST FIVE YEARS
     --------------        ------------        ------------------------
Class I -- Directors elected in 1993 to serve until the Annual Meeting in 1996:

Peter A. Benoliel (62)         1961       Chairman of the Board and Chief
                                            Executive Officer (to May 5, 1993)
                                            of the Company.

William L. Batchelor (76)      1952       Retired Senior Vice President of
                                            the Company.

Francis J. Dunleavy (79)       1980       Retired Vice Chairman of the Board
                                            of International Telephone and
                                            Telegraph Corporation, a
                                            diversified company principally
                                            directed to communications. Member
                                            of the Board of Directors of Crown
                                            Cork & Seal Company, AEL
                                            Industries, Inc., Bird Inc., Selas
                                            Corporation of America, and
                                            ScanGraphics, Inc.

Sigismundus W. W. Lubsen (50)  1988       President and Chief Operating
                                            Officer of the Company (to May 5,
                                            1993); Chief Executive Officer
                                            (since May 5, 1993); formerly
                                            Managing Director, Quaker Chemical
                                            (Holland) B.V. Member of the Board
                                            of Directors of Teleflex
                                            Incorporated.

Class II -- Directors nominated for election in 1994 to serve until the Annual Meeting in 1997:

Lennox K. Black (64)           1985       Chairman of the Board and Chief
                                            Executive Officer, Teleflex
                                            Incorporated, a manufacturing and
                                            service company which provides
                                            engineered products and services
                                            to specific technical and
                                            commercial markets. Member of the
                                            Board of Directors of Envirite
                                            Corporation, Penn Virginia Corp.,
                                            Westmoreland Coal Company, and Pep
                                            Boys Manny, Moe and Jack.

Robert P. Hauptfuhrer (62)     1977       Chairman of the Board and Chief
                                            Executive Officer, Oryx Energy
                                            Company, an energy company.

                           FIRST BECAME        PRINCIPAL OCCUPATION FOR
     NAME AND (AGE)         A DIRECTOR            THE PAST FIVE YEARS
     --------------        ------------        ------------------------
Frederick Heldring (69)        1970       Chairman, Global Interdependence
                                            Center; formerly Vice Chairman of
                                            the Board of CoreStates Financial
                                            Corporation, a bank holding
                                            company, and Chairman and
                                            President of The Philadelphia
                                            National Bank, a commercial bank.

Ronald J. Naples (48)          1988       Chairman of the Board and Chief
                                            Executive Officer, Hunt
                                            Manufacturing Company, a producer
                                            and distributor of office
                                            products, office  furniture, and
                                            art/craft products. Member of the
                                            Board of Directors of Advanta Corp.

Alex Satinsky (81)             1952       Partner, Fox, Rothschild, O'Brien &
                                            Frankel, General Counsel to the
                                            Company.

Class III -- Directors elected in 1992 to serve until the Annual Meeting in 1995:

Edwin J. Delattre (52)         1984       Dean and Professor of Education and
                                            Philosophy, Boston University;
                                            formerly Bradley Distinguished
                                            Fellow in Applied Ethics, American
                                            Institute for Public Policy
                                            Research, Washington, D. C.;
                                            formerly President, St. John's
                                            College, Annapolis, Maryland and
                                            Santa Fe, New Mexico.

D. Robert Yarnall, Jr. (69)    1969       Chairman of the Board of Envirite
                                            Corporation, an environmental
                                            services firm; formerly Chairman
                                            of the Board of Yarway
                                            Corporation, a manufacturer of
                                            engineered products for power and
                                            process industries.

Patricia C. Barron (51)        1989       President, Xerox Engineering Systems
                                            Division, Xerox Corporation.
                                            Previous positions with Xerox
                                            Corporation include Vice
                                            President, Corporate Information
                                            Management, Regional Sales
                                            Manager for the Mid-Atlantic
                                            Region, and Vice President and
                                            Regional Manager, Eastern Region.
                                            Member of the Board of Directors
                                            of Rochester Telephone Co.

Joseph B. Anderson, Jr. (51)   1992       Former President and Chief
                                            Executive Officer, Composite
                                            Energy Management Systems Inc., a
                                            manufacturer of bumpers for the
                                            automotive industry. Formerly,
                                            Director, Body Hardware Business
                                            Unit, Inland Fisher Guide
                                            Division, General Motors
                                            Corporation. Previous positions
                                            with General Motors Corporation
                                            include Director of the Exterior
                                            Systems Business Unit, Director of
                                            Materials Management and Quality
                                            Assurance.

    There are no family relationships between any directors, executive officers, or nominees for election as directors of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company has an Executive Committee whose principal functions are to act for the Board of Directors in situations requiring prompt action when a meeting of the full Board is not feasible and to implement specific action for the Board where directed so to do. The current members of the Committee, which did not meet in 1993, are P. A. Benoliel, S. W. W. Lubsen,
R. P. Hauptfuhrer, A. Satinsky, and D. R. Yarnall, Jr.

    The Company has an Audit Committee whose principal functions are to recommend the selection of independent accountants; approve the scope of audit and specification of non-audit services provided by such accountants and the fees for such services; and review audit results, internal accounting procedures, and programs to comply with applicable laws and regulations relating to financial accountability. The current members of the Committee, which met three times in 1993, are F. J. Dunleavy, E. J. Delattre, R. P. Hauptfuhrer, and F. Heldring.

    The Company has a Compensation/Management Development Committee whose principal functions are to review and recommend officers' compensation; review the performance of officers and management development and succession; review compensation levels throughout the Company; and play a leading role in the nomination of directors. During 1993, the members of the Committee, which met twice in 1993, were F. Heldring, P. C. Barron, E.
J. Delattre, and D. R. Yarnall, Jr.

    The Company has a Long-Term Performance Incentive Plan Committee whose principal function is to administer the Company's Long-Term Performance Incentive Plan (the "Plan"). During 1993, the members of the Committee, which met once in 1993, were F. Heldring, P. C. Barron, E. J. Delattre, and
D. R. Yarnall, Jr.

    The Company has a Finance Committee whose principal functions are to establish guidelines for the investment of Company funds and advise on matters relating to the Company's financial condition, dividend policy, and shareholder financial interests. The current members of the Committee, which met twice in 1993, are L. K. Black, J. B. Anderson, Jr., R. J. Naples, and A. Satinsky.

    During the fiscal year ended December 31, 1993, six regular meetings of the Board of Directors were held. During 1993, each of the directors was in attendance at no less than 75% of the aggregate number of meetings of the Board of Directors and Committees of the Board on which she or he then served, except for R. J. Naples, who attended four of six Board meetings and no meetings of the Committees to which he was assigned. The reasons for his absences were known to and are satisfactory to the Board of Directors.

                          EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

    The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the years ended December 31, 1991, 1992, and 1993 as to both Mr. Benoliel and Mr. Lubsen, who each served as the Company's Chief Executive Officer last year, and each of the Company's four most highly compensated officers, other than Mr. Lubsen (but including Mr. Benoliel who served as the Company's Chief Executive Officer until May 5, 1993), who were serving as executive officers at December 31, 1993 (hereinafter referred to as the named executive officers).

                                     SUMMARY COMPENSATION TABLE

                                                              LONG TERM COMPENSATION
                                                         -----------------------------
                           ANNUAL COMPENSATION               AWARDS            PAYOUTS
                        -------------------------        -----------------------------
   (A)          (B)     (C)       (D)         (E)        (F)        (G)          (H)          (I)
                                                     RESTRICTED  SECURITIES
NAME AND                                 OTHER ANNUAL   STOCK    UNDERLYING                 ALL OTHER
PRINCIPAL                                COMPENSATION  AWARD(S)   OPTIONS/      LTIP      COMPENSATION
POSITION       YEAR   SALARY($) BONUS($)   ($)(1)(2)     ($)     SARS(#)(3)   PAYOUTS($)   ($)(1)(4)
- ---------      ----  ---------- -------- ------------ ---------  ----------   ----------  ------------
Peter A.       1993  215,000           0       0          0        30,000       51,000            0
Benoliel,      1992  240,000           0       0          0             0            0        6,000
Chairman of    1991  225,000           0                  0        32,000      237,000
Board, Chief
Executive
Officer
until May
5, 1993

Sigismundus    1993  359,000(5)        0       0          0        40,000      45,540             0
W. W. Lubsen   1992  360,000(5)        0       0          0             0           0         5,000
President,     1991  335,000(5)        0                  0        28,000           0
Chief
Operating
Officer until
May 5, 1993;
and Chief
Executive
Officer
thereafter

Marcus C. J.   1993  170,000(6)   38,000       0          0        30,000      26,000             0
Meijer, Vice   1992  170,000(6)   75,000       0          0             0           0             0
President-     1991  167,000(6)   50,000                  0        24,000           0
Europe

John E.        1993  149,000      17,000       0          0        25,000           0             0
Burrows, Jr.,  1992  143,000      21,000       0          0             0           0         4,000
Vice Presi-    1991  141,000      13,000                  0        24,000           0
dent-North
America

Ira R. Dolich, 1993  104,000      18,000       0          0        12,000      38,000             0
Vice Presi-    1992  101,000      11,000       0          0             0           0         3,000
dent-Quality   1991   98,000       6,000                  0        12,000     143,000
and Training
- ----------


(1) Information for the year ended December 31, 1991 has been omitted in accordance with applicable regulations of the Securities and Exchange Commission.

(2) During the year ended December 31, 1993, certain of the individuals named in column (a) received personal benefits not reflected in the amounts set forth for such individual in columns (c), (d), and (e) the dollar value of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual in columns (c) and (d).

(3) Options to purchase shares of Common Stock.

(4) The amounts listed as "All Other Compensation" represent compensation earned by each of the named executive officers pursuant to the terms of the Company's Profit Sharing Plan.

(5) Includes for each of the years ended December 31, 1991, 1992, and 1993 the fair market value of 6,000 shares of Common Stock which were issued during such year and an additional cash payment made during such year pursuant to a Restricted Stock and Cash Bonus Plan Agreement between the Company and Mr. Lubsen (the "Lubsen Agreement"). The aggregate values of the shares issued to Mr. Lubsen pursuant to the Lubsen Agreement during 1991, 1992, and 1993 (based, with respect to each year, on the last reported sale price for the Common Stock on the Nasdaq National Market on December 31 of such year) were $123,000, $126,000, and $95,250, respectively. For additional information concerning the Lubsen Agreement, see "Employment Agreements with Executive Officers," below.

(6) Mr. Meijer's compensation was paid or credited in Dutch Guilders. For purposes of this presentation, Mr. Meijer's salary and bonus for each year has been translated into U.S. Dollars using the applicable exchange rate for the conversion of Dutch Guilders to U.S. Dollars on December 31 of such year.

Options/SAR Grants in the Last Fiscal Year

    During 1993, the Company granted stock options (without any related stock appreciation rights) to the named executive officers as follows:

                      STOCK OPTION GRANTS LAST YEAR

                                                                 POTENTIAL
                                                              REALIZABLE VALUE
                                                                 AT ASSUMED
                                                              ANNUAL RATES OF
                                                                STOCK PRICE
                                                              APPRECIATION FOR
                      INDIVIDUAL GRANTS                         OPTION TERM
                     -------------------                      ----------------
     (A)                (B)        (C)       (D)       (E)      (F)      (G)

                     NUMBER OF    % OF
                     SECURITIES   TOTAL
                     UNDERLYING  GRANTED   EXERCISE
                     OPTIONS     TO EM-    OR BASE   EXPIRA-
                     GRANTED     PLOYEES    PRICE     TION
    NAME             (#)(1)      IN 1993  ($/SH)(2)   DATE     5%($)    10%($)
    ----             ---------   -------  ---------  -------   -----    ------

Peter A. Benoliel    20,000        9.69    23.10    1/4/98     74,000   214,000
Peter A. Benoliel    10,000        4.84    24.20    5/5/98     39,000   112,000
Sigismundus
  W. W. Lubsen       35,000       16.95    21.00    1/4/03    462,000 1,171,000
Sigismundus
  W. W. Lubsen        5,000        2.42    22.00    5/5/03     69,000   175,000
Marcus C. J. Meijer  30,000       14.53    21.00    1/4/03    396,000 1,004,000
John E. Burrows, Jr. 25,000       12.11    21.00    1/4/03    330,000   837,000
Ira R. Dolich        12,000        5.81    21.00  12/31/96(3) 158,000   402,000
- ----------

(1) All of the options granted are exercisable on the first anniversary of the option grant date.

(2) The purchase price of a share of Common Stock is the fair market value of a share of Common Stock on the date of grant and, in the case of Mr. Benoliel, is 110% of the fair market value of a share of Common Stock on the date of grant.

(3) Mr. Dolich retired on December 31, 1993 and, therefore, the expiration date of the options granted to him is three (3) years from the date of retirement.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

    The following table provides information related to options to purchase the Company's Common Stock exercised by the named executive officers during the year ended December 31, 1993 and the number and value of such options held as of the end of such year. The Company does not have any outstanding stock appreciation rights.

                                  AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR
                                           AND YEAR-END OPTION/SAR VALUES

    (A)                 (B)             (C)                   (D)                              (E)
                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                       VALUE          UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                  SHARES ACQUIRED     REALIZED        OPTIONS AT YEAR END(#)             AT YEAR END ($)
   NAME            ON EXERCISE(#)      ($)(1)     EXERCISABLE     UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
   ----           ---------------     --------    -----------     -------------    ----------------------------
Peter A. Benoliel      5,633           28,000       26,367            30,000                      0/0
Sigismundus
  W. W. Lubsen             0                0       39,140            40,000                111,000/0
Marcus C. J. Meijer    1,550            7,000       14,450            30,000                      0/0
John E. Burrows            0                0       24,000            25,000                      0/0
Ira R. Dolich              0                0       46,988            12,000                141,000/0
- -----------

(1) Representing the fair market value of the shares acquired (based on the last reported sale price for the Common Stock on the Nasdaq National Market on the date of exercise) less the exercise price.

(2) Based on the last sale price on December 31, 1993 on the Nasdaq National Market of $16.00 per share.

Long-Term Incentive Plan Awards in Last Fiscal Year

    During 1993, the Company granted performance incentive units pursuant to the Company's Long-Term Performance Incentive Plan to the named executive officers as follows:

                                  LONG-TERM INCENTIVE PLAN -- AWARDS LAST YEAR

                                                              ESTIMATED FUTURE PAYOUTS
                                                          UNDER NON-STOCK PRICE-BASED PLAN
                                                    ----------------------------------------
     (A)                 (B)             (C)             (D)            (E)            (F)
                                     PERFORMANCE
                     NUMBER OF         OR OTHER
                   SHARES, UNITS     PERIOD UNTIL
                      OR OTHER       MATURATION OR   THRESHOLD       TARGET         MAXIMUM
    NAME           RIGHTS (#)(1)        PAYOUT      ($ OR #)(2)    ($ OR #)(2)    ($ OR #)(2)
    ----           -------------    -------------   -----------    -----------    -----------
Peter A. Benoliel      15,000     1993 through 1996    $0.00         $315,000      $630,000
Sigismundus
  W. W. Lubsen         22,500     1993 through 1996     0.00          472,500       945,000
Marcus C. J. Meijer    15,000     1993 through 1996     0.00          315,000       630,000
John E. Burrows, Jr.   12,500     1993 through 1996     0.00          262,500       525,000
Ira R. Dolich           6,000     1993 through 1996     0.00          126,000       252,000
- ----------

(1) Performance Incentive Units

(2) The value on maturation of a performance incentive unit is determined by performance over a four (4) year period as plotted on a grid defined by two axes; one axis sets forth variable rates of return on equity, and one axis sets forth variable rates of income before tax as a percentage of sales. Each performance unit is issued at the value of the stock price of incentive stock options ($21.00), and the 1993 performance unit grid results in a zero payout for performance of less than 9% return on equity and less than 7% income before tax as a percentage of sales. A payout of $21.00 per unit will be made if performance reaches the target, and a payout of $42.00 per unit will be made if performance reached the maximum of the measurement scale. While it is difficult to calculate the amount of any future payments using an example where a return on equity is 10% and income before tax as a percentage of sales is less than 7%, a minimum payment of $15,750, $23,625, $15,750, and $13,125 would be payable to Messrs. Benoliel, Lubsen, Meijer, and Burrows, respectively. Mr. Dolich retired on December 31, 1993 and will be eligible to receive a 25% pro rata share of the actual future minimum payout, currently estimated to be nil.

Employment Agreements with Executive Officers

    All executive officers of the Company are employed pursuant to employment agreements, which agreements provide for each officer's salary and the basis upon which his bonus (if any) is to be calculated.
Salary and the bonuses, if any, are adjusted annually by the Compensation/Management Development Committee. Each employment agreement is for an initial term of one (1) year and, thereafter, is automatically renewed for successive one (1) year terms unless either party gives written notice of termination at least ninety (90) days prior to the expiration of the then current term. The agreements also provide for the payment by the Company of an amount substantially equal to 150% of the officer's then current annual rate of salary (except in the case of Mr. Lubsen whose agreement provides for the payment of the greater of 200% of his then current annual salary or $400,000) if the officer's employment by the Company is terminated other than for cause or by reason of death, disability, or normal retirement within three (3) years after the occurrence of certain specified events that constitute a change or potential change in control of the Company. The Company has also entered into a Restricted Stock and Cash Bonus Agreement with Mr. Lubsen, effective January 1, 1990, pursuant to which the Company will issue to Mr. Lubsen at the end of each year during the five (5) year term of the agreement 6,000 shares of Common Stock, assuming Mr. Lubsen is employed by the Company on December 31 of that year. Mr. Lubsen may elect each year to receive an additional 1,500 shares representing an aggregate of 7,500 additional shares over the five (5) year period or a cash payment in lieu thereof. There are no contingencies to Mr. Lubsen receiving the additional 7,500 shares as they consist of an annual award of 1,500 shares which can be taken in either stock or cash and are designed to assist Mr. Lubsen with the income taxes generated from the annual grant of 6,000 shares. To date, a cash payment totalling the value of 6,000 shares has been awarded on an annual basis for the first four years of the agreement. Additionally, the Company will pay annually during the five (5) year period a cash bonus equal in amount to the difference between the dividend on 37,500 shares and the number of shares theretofore eligible for payment and delivery to Mr. Lubsen.

    The Company has also entered into a retirement agreement with Mr. Dolich, who retired on December 31, 1993 prior to achieving the age of 65, pursuant to which the Company will provide separation payments designed to provide a benefit substantially equal to what the benefit would have been had Mr. Dolich retired at age 65.

Pension and Death Benefits

    Substantially all of the Company's employees are covered by a noncontributory qualified defined benefit retirement plan (the "Pension Plan"). The method of funding the Pension Plan does not readily permit the calculation of the required contribution, payment, or accrual applicable to any covered individual. The formula for determining the annual pension benefit is based upon two formulas, a past service formula for service through November 30, 1989 and a future service formula for service beginning December 1, 1989, as follows: (a) 1.1% of the employee's Highest Average Earnings (HAE) (which means the employee's three highest consecutive years of pay including overtime, shift differential, bonuses, and commissions) before December 1, 1989 plus .5% of HAE over the employee's Covered Compensation as defined in the Pension Plan (which depends on the employee's birth date and is determined from an Internal Revenue Service table which is updated each year) times the employee's service up to December 1, 1989 and (b)(i) for the employee's service after December 1, 1989 until past and future service total 35 years, 1.15% of annual pay plus .6% of annual pay over the employee's Covered Compensation and (ii) for the employee's service after December 1, 1989 beyond 35 years, 1.3% of annual pay.

    Listed below for each of the persons named is the estimated annual pension benefit payable to them and their credited service under the Pension Plan. The estimate of the annual pension benefit was made by adding to the accrued benefits as of November 30, 1993 and an estimate of benefits that will be accrued from December 1, 1993 to age 65 based upon W-2 or other information.

                                                                  YEARS
                                                                 CREDITED
                                    ESTIMATED ANNUAL          SERVICE AS OF
                                   PENSION BENEFIT (1)           12/31/93
                                   -------------------        -------------
    Peter A. Benoliel                  $168,813                     37
    Sigismundus W. W. Lubsen             56,970                      5
    Marcus C. J. Meijer                  72,105(2)                   2
    John E. Burrows, Jr.                 50,416                      3
    Ira R. Dolich                        56,148(3)                  27
- ----------

(1) Some of the estimated annual pension benefits are in excess of the maximum benefit limitations for 1993 stipulated in the Internal Revenue Code. Payments made in any year after commencement of benefits will not exceed the maximum benefit limitation applicable for such year.

(2) The pension benefit for Mr. Meijer is provided by a policy funded through premiums paid to an insurance company. The premiums are currently equal to 16.75% of Mr. Meijer's annual pensionable salary.

(3) Mr. Dolich retired on December 31, 1993. Benefit shown is actual pension benefit payable.

    The Company also provides supplemental retirement income in accordance with the provisions of a Supplemental Retirement Income Program (the "Program") which became effective on November 6, 1984. The Program, which is a "non-qualified plan" for federal income tax purposes, is intended to provide to executive officers of the Company elected to office by the Board of Directors additional retirement income in certain cases. Generally speaking, an officer who, as of age 65, has completed at least 30 years of employment with the Company and/or its affiliated companies will qualify for the maximum benefit under the Program which will entitle him to receive annually from the date of retirement until death such payments, if any, as are required to maintain his "net post-retirement income," as defined, at a level equal to 80% of his "net pre-retirement income," as defined. For an officer who otherwise qualifies to participate in the Program but, as of age 65, has completed less than 30 years of employment, the maximum benefit is reduced by 2% for each such full year of employment less than 30. Because the benefits payable under the Program depend on various post-retirement factors (e.g., defined benefit pension calculation, number of years employed less than 30, social security benefit at age 65, state, local, and federal income taxes on pension and social security benefits), it is impossible to determine in advance the actual amount payable to any participant under the program. Payments were made pursuant to the Program during the fiscal year ended December 31, 1993 in the aggregate amount of $164,000.

    Listed below for each named executive officer is the estimated annual payment to be made under the Program assuming that (a) the named executive officer retires at age 65, (b) the officer's compensation (salary plus incentive) remains at its current level, (c) the estimated pension benefit is as set forth above, (d) social security benefits remain unchanged and at the current level, and (e) there is no change to the current federal, state, and local income tax rates applicable to pension and social security benefits.


                                              ESTIMATED PAYMENT
                                              UNDER THE PROGRAM
                                              -----------------
            Peter A. Benoliel                     $77,394
            Sigismundus W. W. Lubsen               52,032
            Marcus C. J. Meijer                     --0--(1)
            John E. Burrows, Jr.                   27,163
            Ira R. Dolich                          27,197(2)
- ----------

(1) Mr. Meijer does not participate in the Corporate Defined Benefit Pension Plan and, therefore, is not eligible for payments under the Program.

(2) Mr. Dolich retired on December 31, 1993. Payment shown is the actual annual amount payable.

    The Company's executive officers are entitled to a death benefit if employed by the Company at the time of death. The benefit, equal to 1-1/3 times the deceased officer's then current annual salary, plus $30,000, is payable in installments at various times over a 40-month period after death. The Company's policy is not to provide currently for this contingent future liability.

COMPENSATION OF DIRECTORS

    Employees of the Company and persons affiliated with the Company's General Counsel are not paid any fees for services as a director of the Company. During 1993, directors of the Company, who were not employees or affiliated with the Company's General Counsel, were paid a standard fee of $13,000 each for the year plus $850 for each meeting attended except that directors who are former employees received only the standard fee. In addition, they received $850 for attending each meeting of a committee on which they serve. Each committee chairman received an additional $100 for each committee meeting chaired.

    Alex Satinsky, a director of the Company, is a member of the law firm Fox, Rothschild, O'Brien & Frankel, which was retained by the Company as General Counsel during fiscal year 1993 and which is being retained by the Company in such capacity during the current year.

 COMPENSATION/MANAGEMENT DEVELOPMENT COMMITTEE AND LONG-TERM PERFORMANCE
         INCENTIVE PLAN COMMITTEE REPORTON EXECUTIVE COMPENSATION

Introduction

    The philosophy of the Company's executive officers' remuneration program is to compensate on the basis of performance. Therefore, a considerable portion of an executive officer's total compensation is incentive based and tied directly to the achievement of business goals.
The Company's compensation program has three components: a base salary; an annual incentive cash payment; and compensation realized from options and/or performance incentive units issued under the Company's Long-Term Performance Incentive Plan. Both the annual incentive payment and compensation earned pursuant to the Company's Long-Term Performance Incentive Plan are based on achievement of previously set financial criteria targeted for the development of shareholder value. All components combined are intended to attract, motivate, and retain executives.

Compensation Structured to Reward Excellence

    The Company positions its executive officer pay levels at the median of a broad cross section of both chemical and chemical specialty companies in the United States derived from the data base of the compensation consulting company HayGroup (some companies of which may be included in the companies that are part of S&P Chemical (Specialty) Index) and as to foreign-based executive officers, in the regions where such executive officers are located. Pay, which includes incentive-based compensation, is sufficiently variable that outstanding performance may result in total compensation in the top quarter of the industry comparison group. The Compensation Committee believes that the base salaries of the Company's executive officers are generally lower than those of executive officers in comparable positions and with comparable companies. The most recent survey data places the Company's average base compensation in the lower half of the companies surveyed.

    The target compensation for the position of Chief Executive Officer ("CEO") is currently at the median of the chemical industry group. Because of the Company's 1993 performance, the CEO's total cash compensation (salary plus incentive) of both individuals serving as CEO during the last year is expected to be below the median of the group.

Compensation Components

    The base salary component is primarily used as a foundation upon which to overlay the Company's annual and long-term incentive programs. Base salary increases are determined by the Committee following extensive review of each executive officer's performance during the past year. The Committee's decision is based on achievement, as measured against previously established goals, which include primary emphasis on attainment of financial goals and non-financial objectives in such areas as leadership, vision, and the management of cultural change. The financial goals include a combination of overall corporate financial objectives such as Profits Before Taxes ("PBT") as well as individual profit center goals, which relate specifically to the particular officer's position within the Company. The relative weight placed on any of the aforementioned goals by the Committee varies as between each of the Company's officers. On average, structural increases are made based on median increases in both the national chemical industry as well as local general industry. Individual salary increases are made based on performance in comparison to the individual executive's penetration into his/her salary range. This salary range is part of Quaker's overall salary structure, which is adjusted as needed based on HayGroup data reflecting median increases in both the national chemical industry as well as local general industry more closely reflecting the competitiveness of positions that are not "national" in nature. As a result of 1993 financial performance, there are no planned salary increases for any Quaker officer, including the CEO, except for Mr. Meijer whose salary increase is required by Dutch law.

    The incentive component is paid on an annual basis in the form of a cash bonus. It is primarily used to motivate executive officers to meet or exceed previously established targets on a consistent basis. The measure used in 1993 is the attainment of previously established PBT targets as well as the accomplishment of non-financial (personal) goals linked directly to the achievement of the Company's strategic plan. Payments are made based on actual performance compared with target. Performance above budget target is based on a formula which provides that for each additional 5% achievement of budgeted PBT, there will be an additional 20% increase in the percentage of the financial incentive award. There is no payout for performance against target of less than 81%. The total incentive award amount is determined by multiplying the base salary compensation labor grade midpoint of the position, based on data provided by the HayGroup, by a previously established incentive award percentage. The greater the weighting of the position and resultant impact on profitability of the Company, the greater the percentage.

    PBT targets have historically been established at levels which the Committee believes have been aggressive. In 1993, since Company PBT targets were not achieved, neither individual serving as CEO during the past year received an incentive compensation award, and other executive officers received only incentive payments resulting from achievement of previously established non-financial objectives referred to as personal goals.

    The final component is compensation realized from the biannual grants of incentive stock options, non-qualified options, and performance incentive units issued under the Company's Long-Term Performance Incentive Plan (the "Plan"). Awards under the Plan provide incentives to those employees largely responsible for the long-term success of the Company.
The Plan is primarily used to retain and motivate executive officers to improve stock market performance (i.e., total return to shareholders).
With stock options, executive officers receive gains only if the stock price improves over the fair market value at the date of the grant. In the case of Mr. Benoliel, the option price is 110% of this value. With performance incentive units, the value of the award increases based on the four-year average return on equity and income before tax as a percentage of sales. Target value for performance units is $21.00 per incentive unit based on the attainment of 100% of the target. A payment of $42.00 per incentive unit will be made if performance reaches the maximum of the measurement scale. The purpose of issuing both stock options and performance incentive units is to motivate executive officers to make the types of long-term changes in the business that will affect long-term total return to shareholders. Past practice has been to grant stock options and performance incentive units to executive officers in alternate years. The amounts of the awards are based on the relative position of each executive officer within the organizational structure of the Company and past practice and performance factors independent of the terms and amount of awards previously granted.

    Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally imposes a $1,000,000 limit on the amount of compensation deductible by the Company in regard to compensation paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers. Since the amount of compensation paid in the last year to the Company's Chief Executive Officer and each of the other four most highly compensated officers was considerably less than $1,000,000, and it is unlikely that compensation levels will dramatically increase in the foreseeable future, the Company has not adopted any policy with respect to qualifying compensation paid to executive officers for deductibility under
Section 162(m) of the Code.

                         Compensation/Management Development Committee and Long-Term Performance Incentive Plan Committee

                                               Frederick Heldring, Chairman
                                               Patricia C. Barron
                                               Edwin J. Delattre
                                               D. Robert Yarnall, Jr.

Performance Graph

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite 500 Stock Index and the S&P Chemical (Specialty) Index for the period of five (5) years commencing December 31, 1988 and ending December 31, 1993.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                  AMONG THE COMPANY, THE S&P 500 INDEX,
                 AND THE S&P CHEMICALS (SPECIALTY) INDEX

                         ID: GRAPHIC (LINE CHART)

* $100 invested on 12/31/88 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company has appointed Price Waterhouse, independent accountants, to examine the accounts of the Company for the year ending December 31, 1994 and to report on the Company's financial statements for that period. The firm of Price Waterhouse has acted as independent accountants for the Company since 1968. Representatives of Price Waterhouse will be present at the Meeting to make a statement if they desire to do so and to respond to appropriate questions.

    There is no requirement that the appointment of Price Waterhouse as the Company's independent accountants be submitted to the shareholders for their approval. However, the Board of Directors believes that shareholders should be provided an opportunity to express their views on the subject. The Board of Directors will not be bound by a negative vote but will take any negative vote into consideration in future years.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE.

                DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                  TO BE INCLUDED IN MANAGEMENT'S PROXY AND
                 PROXY STATEMENT FOR THE NEXT ANNUAL MEETING
                               OF SHAREHOLDERS

    In order for a shareholder's proposal(s) to be set forth in the Company's Proxy Statement and Proxy for the 1995 Annual Meeting of Shareholders, the shareholder must present his proposal(s) to the Company not later than December 2, 1994.

                              OTHER MATTERS

    The Board of Directors does not know of any matters other than the matters described herein and procedural matters to be presented at the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying Proxy will vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors,

                                               Karl H. Spaeth
                                               Vice President and Secretary


Dated: March 31, 1994

                                                                  EXHIBIT A
                                                                  ---------

               SHAREHOLDER VOTING ADMINISTRATIVE PROCEDURES

Voting Rights

    At the Annual Meeting of shareholders held May 6, 1987, shareholders approved an amendment to the Articles of Incorporation, pursuant to which the holders of the Company's Common Stock, $1.00 par value, on May 7, 1987 (the "Effective Date") became entitled to 10 votes per share of Common Stock with respect to such shares, and any shares of Common Stock acquired after the Effective Date, subject to certain exceptions, shall only be entitled to 1 vote per share until such shares have been owned beneficially for a period of at least 36 consecutive calendar months, dating from the first day of the first full calendar month on or after the date the holder acquires beneficial ownership of such shares (the "Holding Period"). Each change in beneficial ownership with respect to a particular share will begin a new "1 vote" Holding Period for such share. A change in beneficial ownership will occur whenever any change occurs in the person or group of persons having or sharing the voting and/or investment power with respect to such shares within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Under the amendment, a share of Common Stock held of record on a record date shall be presumed to be owned beneficially by the record holder and for the period shown by the shareholder records of the Company. A share of Common Stock held of record in "street" or "nominee" name by a broker, clearing agency, voting trustee, bank, trust company, or other nominee shall be presumed to have been held for a period of less than the required 36 month Holding Period. The foregoing presumptions are rebuttable upon presentation to the Company of satisfactory evidence to the contrary. The amendment also provides that no change in beneficial ownership will be deemed to have occurred solely as a result of any of the following:

    (1) a transfer by any gift, devise, bequest, or otherwise through the laws of inheritance or descent;

    (2) a transfer by a trustee to a trust beneficiary under the terms of the trust;

    (3) the appointment of a successor trustee, guardian, or custodian with respect to a share; or

    (4) a transfer of record or a transfer of a beneficial interest in a share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred.

Maintaining Records

    The Company's registrar and transfer agent, American Stock Transfer & Trust Company, maintains the Company's register of shareholders. A single register is maintained, but individual holdings are coded so as automatically to indicate the number of votes that each shareholder is entitled to cast. Internal mechanisms automatically convert the voting rights by a 10-to-1 ratio for those shareholders who have held their shares for the required Holding Period. Additionally, the register can be adjusted manually, in order to respond to shareholders whose shares were held in "street" or "nominee" if shares acquired were held by the same party for the required Holding Period.

Proxy Administration

    As indicated above, record ownership proxy administration is relatively simple. The transfer agent will mail proxy cards to all shareholders, and each proxy card will reflect the number of votes that the shareholder is entitled to cast, not the number of shares held. If shareholders have deposited shares with brokers, clearing agencies, voting trusts, banks, and other nominees, such shareholders will normally be entitled to 1 vote per share. If they can provide evidence that they have held their shares for the Holding Period, they can increase the number of votes that may be cast to 10 votes per share, by proper notification to the Company. Equally, if a shareholder believes that he or she is entitled to 10 votes per share by virtue of falling within one of the exceptions set forth above, that can be accomplished through proper notification to the Company. Acceptable substantiation will in most cases be a letter from the shareholder explaining the circumstances and stating why he or she feels that the common shares held by such shareholder are entitled to 10 votes per share, either because the shares have been held for the required Holding Period or because the shareholder falls within one of the exceptions set forth above. The Company reserves the right to change what it deems to be acceptable substantiation at any time if it appears from experience that the present definition is inadequate or is being abused, and further reserves the right at any time to require that a particular shareholder provide additional evidence that one of the exceptions is applicable.

    Where evidence is presented that is satisfactory, the shareholder records will be manually adjusted as appropriate. The shareholder submitting the evidence will be advised as to any action taken or not taken, which will be posted by ordinary mail to the shareholder's registered address.

    Special proxy cards are not used, and no special or unusual procedures are required in order properly to execute and deliver the proxy card for tabulation by the transfer agent.

Summary

    The procedures set forth above have been reviewed with representatives of various brokers and banks, as well as counsel to the Company. Those representatives have made helpful and valuable suggestions, which have been incorporated in the procedures.

    The Company is confident that these procedures are efficient in addressing the complications of multi-vote casting and tabulating, but the Company is prepared to revise them if experience dictates the need for revision.

  APPENDIX OF GRAPHIC AND IMAGE MATERIAL OMITTED FROM ELECTRONIC FORMAT
             DOCUMENT PURSUANT TO RULE 304 OF REGULATION S-T

    Performance graph comparing cumulative total shareholder return on Quaker Chemical Corporation's Common Stock against the S&P Index and the S&P Chemicals (Specialty) Index appearing on page 14 of the Definitive Proxy Statement.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG THE COMPANY, THE S&P INDEX, AND THE S&P CHEMICALS
                              (SPECIALTY) INDEX


    This chart is a five-year line graph which plots points depicting the investment of $100 in Quaker Chemical Corporation Common Stock on December 31, 1988 and compares the results with $100 invested in the S&P 500 with $100 invested the S&P Chemicals (Specialty) Index on that same date. Reinvestment of dividends is also included.

    The x-axis of the graph represents years and spans the period from December 31, 1988 to December 31, 1993. The y-axis of the graph is indexed in dollars, ranging from 0 to $250 and represents the year-end cumulative return on the initial $100 investment for each year.

    The initial plot point for Quaker Chemical Corporation, the S&P Index, and the S&P Chemicals (Specialty) Index is 100 at December 31, 1988. Starting in 1989, the plot points, which represent the $100 investment plus dividends, are as follows:

                                   1989   1990  1991  1992  1993
                                   ----   ----  ----  ----  ----
  Quaker Chemical Corporation       108    153   174   183   144
  S&P 500                           132    128   166   179   197
  S&P Chemicals (Specialty)         100    102   144   153   174






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